UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 14, 2021

HUDSON EXECUTIVE INVESTMENT CORP. III

(Exact name of registrant as specified in its charter)

Delaware	001-40100	85-2617306
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

570 Lexington Avenue, 35th Floor

New York, New York 10022

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (212) 521-8495

Not Applicable

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A common stock and one-fifth of one redeemable warrant	HIIIU	The Nasdaq Stock Market LLC
Class A common stock, par value $0.0001 per share	HIII	The Nasdaq Stock Market LLC
Warrants, each whole warrant exercisable for one share of Class A common stock, each at an exercise price of $11.50 per share	HIIIW	The Nasdaq Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01. Other Events.

On April 14, 2021, Hudson Executive Investment Corp. III (the “Company”) issued a press release, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K, announcing that the holders of the Company’s units (the “Units”) may elect to separately trade the shares of Class A common stock, par value $0.0001 per share (the “Class A Common Stock”) and warrants (the “Warrants”) included in the Units commencing on or about April 16, 2021. Each Unit consists of one share of Class A Common Stock and one-fifth of one redeemable Warrant to purchase one share of Class A Common Stock. Any Units not separated will continue to trade on The Nasdaq Capital Market (“Nasdaq”) under the symbol “HIIIU” and the Class A Common Stock and Warrants will separately trade on Nasdaq under the symbols “HIII” and “HIIIW,” respectively. No fractional Warrants will be issued upon separation of the Units and only whole Warrants will trade. Holders of Units are required to have their brokers contact Continental Stock Transfer & Trust Company, the Company’s transfer agent with respect to the Units, the Class A Common Stock and the Warrants, in order to separate the Units into shares of Class A Common Stock and Warrants.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated April 14, 2021.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUDSON EXECUTIVE INVESTMENT CORP. III

By:	/s/ Jonathan Dobres
	Name:	Jonathan Dobres
	Title:	Chief Financial Officer

Dated: April 14, 2021